UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2008

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished, not filed. Therefore, it may not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On January 28, 2008, we issued a press release regarding declaration of a dividend and regarding the likelihood of our filing our Annual Report on Form 10-K for the year ended December 31, 2006, as well as the effect of our not filing that Form 10-K by March 3, 2008 on the eligibility of our shares for trading on the New York Stock Exchange. That press release is an Exhibit to this Report on Form 8-K.

The press release discusses the pending restatement of our audited financial statements for the year ended December 31, 2005 and 2004. That restatement has not been completed; however, we expect that the restatement will reflect the following changes to our accounting policies:

• Inclusion in our consolidated financial statements of approximately 200 variable interest entities of which we are deemed the primary beneficiary even though we own only small minority equity interests. The impact of consolidating previously unconsolidated ventures results in a substantial increase in the total assets on our balance sheet, in which we have a minor ownership interest. The net income impact may be negatively affected by (i) inclusion of our share of losses of the consolidated entities, to the extent such losses are in excess of our general partner investments in those entities and (ii) inclusion of any amount by which the limited partners’ shares of losses of consolidated entities exceeds their equity in those entities.

• Changes in the way we recognize revenue for our low income housing tax credit business, the largest impact of which is the deferral of revenue (syndication fees and asset management fees) related to guaranteed funds. In addition, the consolidation of these entities results in our eliminating asset management and guarantee fees, which we previously had recognized as a separate revenue item, and reflecting them instead as a component of the net income that results from the consolidation of these funds.

• Changes in the way we account for loans, including the fair value of our held-for-sale loans we used in determining the lower of cost or market value of these loans, changes in the way we determine which held-for-investment loans are impaired and the amount of the impairment, and changes in the recognition of loan origination costs.

• Changes with respect to our accounting for derivatives, including recognizing additional types of contracts as derivatives that must be marked to market, and other changes that affect the timing of profit and loss recognition.

• Recognition of additional guarantee obligations as liabilities and changing the way some recourse obligations are amortized to income.

• Changes to the estimated fair values of some of our bonds, derivatives, mortgage servicing rights and guarantee obligations, including increasing the value of some servicing rights we obtained through acquisitions or retained when loans were sold, which reduces the future income we will recognize with regard to those servicing rights.

• Other changes in accounting relating to bonds, mortgage servicing rights, equity investments, equipment, leases, including changes to the amortization and depreciation with regard to certain assets. In addition, we corrected our purchase accounting on some acquisitions, determination of our share of earnings and losses on investments accounted for under the equity method, and manner and timing of recognition of expenses with regard to share based compensation awards (none of which involved option backdating).

Because neither the restatement nor the audit of our restated financial statements has been completed, it is possible that there will be additional changes as a result of the restatement. The changes as a result of the restatement will affect our financial statements for the year ended December 31, 2006 and subsequent years, as well as the financial statements that are being restated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.01 - Press release dated January 28, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

January 28, 2008	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.01	Press Release dated January 28, 2008